Exhibit 1.1

Execution Version

$800,000,000

DELPHI CORPORATION

5.00% Senior Notes due 2023

Underwriting Agreement

February 11, 2013

J.P. Morgan Securities LLC

    As Representative of the

    several Underwriters listed

    in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Delphi Corporation, a Delaware corporation (the “Issuer”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $800,000,000 aggregate principal amount of its 5.00% Senior Notes due 2023 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of February 14, 2013 (the “Base Indenture”) among the Issuer, Delphi Automotive PLC, a Jersey public limited company (“Parent”), the other guarantors listed in Schedule 2 hereto (together with Parent, the “Guarantors”) and Wilmington Trust Company, as trustee (the “Trustee”), as amended by a Supplemental Indenture to be dated as of February 14, 2013 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), and will be guaranteed on an unsecured senior basis by each of the Guarantors (the “Guarantees”).

The Issuer and the Representative, in accordance with the requirements of Rule 5121(a) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and subject to the terms and conditions stated herein, hereby confirm the engagement of the services of The Williams Capital Group, L.P. and The Williams Capital Group, L.P. hereby confirms its agreement to act as a “qualified independent underwriter” within the meaning of Rule 5121(f)(12) in connection with the offering and sale of the Securities.

The Issuer and the Guarantors hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. Parent has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3ASR (File No. 333-185558), including a prospectus, relating to the Securities. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), insofar as it relates to the issuance and sale of the Securities, is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the prospectus included in such registration statement (and any amendments thereto) at the time it became effective, and any prospectus relating to the Securities filed with the Commission pursuant to Rule 424(a) under the Securities Act, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Issuer had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated February 11, 2013 (including the base prospectus included therein), and each “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

The Issuer intends to use the proceeds of the offering of the Securities to repay certain term loan indebtedness outstanding under the Issuer’s amended and restated credit agreement, dated September 14, 2012, as amended on January 22, 2013 (the “Credit Agreement”) and for general corporate purposes and to pay related fees and expenses. The issuance and sale of the Securities and the use of proceeds therefrom (other than for general corporate purposes) are referred to herein as the “Transactions”.

2. Purchase and Resale of the Securities by the Underwriters.

(a) The Issuer agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuer the respective principal amount of the Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.700% of the principal amount thereof, plus accrued interest, if any, from February 14, 2013 to the Closing Date (as defined below). The Issuer will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Issuer understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and to initially offer the Securities on the terms set forth in the Time of Sale Information. The Issuer acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Securities will be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005 at 10:00 A.M., New York City time, on February 14, 2013, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Issuer may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Issuer to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Issuer. The Global Notes will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e) The Issuer and the Guarantors acknowledge and agree that each Underwriter and The Williams Capital Group, L.P. in its capacity as a “qualified independent underwriter” is acting solely in the capacity of an arm’s length contractual counterparty to the Issuer and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuer, the Guarantors or any other person. Additionally, neither the Representative nor any other Underwriter or The Williams Capital Group, L.P. in its capacity as a “qualified independent underwriter” is advising the Issuer, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuer and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Underwriter or The Williams Capital Group, L.P. in its capacity as a “qualified independent underwriter” shall have any responsibility or liability to the Issuer or the Guarantors with respect thereto. Any review by the Representative or any Underwriter or The Williams Capital Group, L.P. in its capacity as a “qualified independent underwriter” of the Issuer, the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Underwriter or The Williams Capital Group, L.P. in its capacity as a “qualified independent underwriter” and shall not be on behalf of the Issuer or the Guarantors or any other person.

3. Representations and Warranties of the Issuer and the Guarantors. The Issuer and the Guarantors jointly and severally represent and warrant to each Underwriter and The Williams Capital Group, L.P. in its capacity as a “qualified independent underwriter” that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer and the Guarantors in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer and the Guarantors in writing by such Underwriter through the Representative expressly for use in the Preliminary Prospectus, the Time of Sale Information or the Prospectus.

(c) Issuer Free Writing Prospectus. The Issuer and the Guarantors (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Issuer or the Guarantors or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto as constituting part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved by the Representative. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, if required, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus, such Issuer Free Writing Prospectus, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantors make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer and the Guarantors in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by Parent. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against Parent or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantors make no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e) Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information prior to the Closing Date, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of Parent and its subsidiaries as of the dates indicated

and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of Parent and its subsidiaries and presents fairly in all material respects the information shown thereby. The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g) No Material Adverse Change. Since the date of the most recent financial statements of Parent included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, except as disclosed in the Time of Sale Information, (i) there has not been any change in the capital stock or long-term debt of Parent or any of its significant subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by Parent on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of Parent and its subsidiaries taken as a whole; (ii) neither Parent nor any of its subsidiaries has entered into any transaction or agreement that is material to Parent and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to Parent and its subsidiaries taken as a whole; and (iii) neither Parent nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(h) Organization and Good Standing. Parent and each of its significant subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of Parent and its subsidiaries taken as a whole or on the performance by the Issuer and the Guarantors of their obligations under this Agreement, the Securities and the Guarantees (a “Material Adverse Effect”). Parent does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement, except for entities that have been omitted pursuant to Item 601(b)(21) of Regulation S-K. The subsidiaries listed in Schedule 3 to this Agreement are the only “significant subsidiaries” of Parent.

(i) Capitalization. All the outstanding shares of capital stock or other equity interests of each subsidiary of Parent have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by Parent, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (collectively, “Liens”), other than as described in the Time of Sale Information and the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j) Due Authorization. The Issuer and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (including each Guarantee set forth therein) (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(k) The Indenture. The Indenture has been duly authorized by the Issuer and each of the Guarantors and upon effectiveness of the Registration Statement was duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Issuer and each of the Guarantors enforceable against the Issuer and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(l) The Securities and the Guarantees. The Securities have been duly authorized by the Issuer and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Issuer and each of the Guarantors.

(n) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(o) No Violation or Default. Neither (i) Parent nor any of its significant subsidiaries is in violation of its charter or by-laws or similar organizational documents; (ii) Parent nor any of its subsidiaries is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries is bound or to which any of the property or assets of Parent or any of its subsidiaries is subject; or (iii) Parent nor any of its subsidiaries is in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) No Conflicts. The execution, delivery and performance by the Issuer and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities, the issuance of the Guarantees and compliance by the Issuer and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Parent or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries is bound or to which any of the property or assets of Parent or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of Parent or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Issuer and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Issuer and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Underwriters.

(r) Legal Proceedings. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings (“Actions”) pending to which Parent or any of its subsidiaries is or, to the knowledge of the Issuer and the Guarantors, would reasonably be expected to be, a party or to which any property or assets of Parent or any of its subsidiaries is subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Issuer and the Guarantors no such Actions are threatened or contemplated by any governmental or regulatory authority or by others.

(s) Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of Parent and its subsidiaries are independent public accountants with respect to Parent and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t) Title to Real and Personal Property. Parent and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of Parent and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by Parent and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u) Title to Intellectual Property. (i) Parent and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and (ii) the conduct of their respective businesses will not conflict with any such rights of others, and Parent and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others, except in each of (i) and (ii) as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v) Investment Company Act. Neither the Issuer nor any Guarantor is, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(w) Taxes. Parent and each of its subsidiaries have timely paid all material U.S. federal, state, local and non-U.S. taxes (including any interest and related penalties) and filed all tax returns required to be paid or filed by them (including as a withholding agent) through the date hereof; and except as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against Parent or any of its significant subsidiaries or any of their respective properties or assets.

(x) Licenses and Permits. Parent and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, neither Parent nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or non-renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) No Labor Disputes. No labor disturbance by or dispute with employees of Parent or any of its subsidiaries exists or, to the knowledge of the Issuer and each of the Guarantors, is contemplated or threatened and neither the Issuer nor any Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of Parent’s or any of Parent’s subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect.

(z) Compliance With Environmental Laws. (i) Parent and its subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety as such relates to exposure to hazardous or toxic substances, wastes, pollutants or contaminants, the environment, natural resources, or the release, discharge, storage, treatment, generation, use, transportation, recycling or disposal of hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to Parent or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability (whether accrued, contingent, fixed, determinable, determined or otherwise), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Time of Sale Information and the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (x) there are no proceedings that are pending, or that are known to be contemplated, against Parent or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party and (y) Parent and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants.

(aa) Compliance With ERISA. (i) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which Parent or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 430 of the Code or Section 303 of ERISA (each, a “Pension Plan”), no failure to satisfy the minimum funding standard under Section 430 of the Code or Section 302 of ERISA, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Pension Plan exceeds the present value of all benefits accrued under such Pension Plan (determined based on those assumptions used to fund such Pension Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither Parent nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to Pension Plans or premiums to the PBGC, in the ordinary course and without default) in respect of a Pension Plan or a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA.

(bb) Disclosure Controls. Parent maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by Parent in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure. Parent has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(cc) Accounting Controls. Parent maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and are maintained under the supervision of the principal executive and principal financial officers of Parent, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Parent maintains internal controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in Parent’s internal controls.

(dd) Insurance. Parent and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as Parent believes are adequate to protect Parent and its subsidiaries and their respective businesses; and neither Parent nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except in the cases referenced in (i) and (ii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee) No Unlawful Payments. Neither Parent nor any of its subsidiaries nor, to the knowledge of the Issuer and the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of Parent or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ff) Compliance with Money Laundering Laws. The operations of Parent and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign

Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Parent or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer and each of the Guarantors, threatened.

(gg) No Conflicts with Sanctions Laws. None of Parent, any of its subsidiaries or, to the knowledge of the Issuer and each of the Guarantors, any director, officer, agent, employee or affiliate of Parent or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), and the Issuer will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) for the purpose of any activities of or business with any person, or in any country or territory, that, at the time of such use, is the subject of Sanctions or (ii) in any other manner that would reasonably be expected, by the Issuer, to result in a violation by any person participating in the transaction, whether as underwriter, advisor, investor or otherwise, of Sanctions.

(hh) Solvency. On and immediately after the Closing Date, each of Parent and the Issuer (after giving effect to the issuance of the Securities and the other transactions related thereto as described in each of the Registration Statement, Time of Sale Information and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to Parent or the Issuer as of a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such entity is not less than the total amount required to pay the liabilities of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus, such entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the such entity is engaged; and (v) such entity is not a defendant in any civil action that would result in a judgment that Parent or the Issuer, as applicable, is or would become unable to satisfy.

(ii) No Restrictions on Subsidiaries. No subsidiary of Parent or the Issuer, as applicable, is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to Parent or the

Issuer, as applicable, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to Parent or the Issuer, as applicable, any loans or advances to such subsidiary from Parent or the Issuer, as applicable, or from transferring any of such subsidiary’s properties or assets to Parent or the Issuer, as applicable, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj) No Broker’s Fees. Neither Parent nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(kk) No Registration Rights. No person has the right to require the Issuer or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(ll) No Stabilization. Neither the Issuer nor any of the Guarantors has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(mm) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Issuer as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(nn) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(oo) Statistical and Market Data. Nothing has come to the attention of the Issuer or any Guarantor that has caused the Issuer or any Guarantor to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(pp) Sarbanes-Oxley Act. There is and has been no failure on the part of Parent or any of Parent’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(qq) Status under the Securities Act. The Issuer is not an ineligible issuer and Parent is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

4. Further Agreements of the Issuer and the Guarantors. The Issuer and each of the Guarantors jointly and severally covenant and agree with each Underwriter that:

(a) Required Filings. The Issuer and the Guarantors will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex A hereto) to the extent required by Rule 433 under the Securities Act; and Parent will file promptly all reports and any definitive proxy or information statements required to be filed by Parent with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Issuer will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request. The Issuer will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Issuer will deliver, without charge, (i) to the Representative, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities and prior to nine months after the Closing Date a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective the Issuer will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(d) Notice to the Representative. The Issuer will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by Parent of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Issuer of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Issuer will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use its commercially reasonable efforts to obtain as soon as practicable the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Issuer will as soon as practicable notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Issuer will as soon as practicable notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (including such documents to be incorporated by reference) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Issuer will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Issuer nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. Parent will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of Parent occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Clear Market. During the period from the date hereof through and including the date that is 90 days after the date hereof, the Issuer and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Issuer or any of the Guarantors and having a tenor of more than one year.

(j) Use of Proceeds. The Issuer will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds”.

(k) DTC. The Issuer will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l) No Stabilization. Neither the Issuer nor any of the Guarantors will take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m) Record Retention. The Issuer will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Issuer and not incorporated by reference into the Registration Statement and any press release issued by the Issuer) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Issuer in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Securities (and will promptly notify the Issuer if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Issuer and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) Representations and Warranties. The representations and warranties of the Issuer and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Issuer, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded Parent or any of its subsidiaries, the Securities or any other debt or preferred stock issued or guaranteed by Parent or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) of the Exchange Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by Parent or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Issuer and of Parent (i) confirming that, to the knowledge of such officer, the representations set forth in Sections 3(b) and 3(c) hereof are true and correct, (ii) confirming that the other representations and warranties of the Issuer and the Guarantors in this Agreement are true and correct and that the Issuer and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representative, at the request of the Issuer, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Opinion and 10b-5 Statement of Counsel for the Issuer. (i) Davis Polk & Wardwell LLP, counsel for the Issuer, shall have furnished to the Representative, at the request of the Issuer, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex C hereto, (ii) Sean P. Corcoran, corporate counsel to the Issuer, shall have furnished to the Representative, his written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, (iii) CMS Cameron McKenna LLP, local counsel to the Issuer and the Guarantors in the United Kingdom, shall have furnished to the Representative, at the request of the Issuer, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative and (iv) Carey Olsen, local counsel to Parent in Jersey, in form reasonably satisfactory to the Representative, shall have furnished to the Representative, at the request of the Issuer, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement of Cahill Gordon & Reindel LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(j) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Issuer and the Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(k) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(l) Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Issuer, each of the Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Issuer and duly authenticated by the Trustee.

(m) Additional Documents. On or prior to the Closing Date, the Issuer and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Issuer and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Issuer in writing by such Underwriter through the Representative expressly for use therein.

The Issuer and each of the Guarantors also agree to indemnify and hold harmless The Williams Capital Group, L.P., its affiliates, directors and officers and each person, if any, who controls The Williams Capital Group, L.P. within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities incurred as a result of The Williams Capital Group, L.P.’s participation as a “qualified independent underwriter” within the meaning of FINRA Rule 5121 in connection with the offering of the Securities.

(b) Indemnification of the Issuer. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuer, each of the Guarantors, each of their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls the Issuer or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Issuer in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following under the heading “Underwriting” in the Preliminary Prospectus and the Prospectus: the third paragraph, the third sentence of the sixth paragraph and the seventh, fifteenth, sixteenth, seventeenth, eighteenth and the nineteenth paragraphs.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person (which consent shall not be unreasonably withheld or delayed), be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to one local counsel per jurisdiction) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred; provided, however that if indemnity may be sought pursuant to the second paragraph of Section 7(a) above in respect of such proceeding, then in addition to such separate firm of the Underwriters, their affiliates and such control persons of the Underwriters the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for The Williams Capital Group, L.P. in its capacity as a “qualified independent underwriter”, its affiliates, directors, officers and all persons, if any, who control The Williams Capital Group, L.P. within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the Issuer, the Guarantors, their respective directors and their respective officers who signed the Registration Statement and any control persons of the Issuer and the Guarantors shall be designated in writing by the Issuer. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each

Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuer and the Guarantors on the one hand and the Underwriters or The Williams Capital Group, L.P. in its capacity as a “qualified independent underwriter”, as the case may be, on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantors on the one hand and the Underwriters or The Williams Capital Group, L.P. in its capacity as a “qualified independent underwriter”, as the case may be, on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuer from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters or The Williams Capital Group, L.P. in its capacity as a “qualified independent underwriter”, as the case may be, in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Issuer and the Guarantors on the one hand and the Underwriters or The Williams Capital Group, L.P. in its capacity as a “qualified independent underwriter”, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or any Guarantor or by the Underwriters or The Williams Capital Group, L.P. in its capacity as a “qualified independent underwriter”, as the case may be, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Issuer, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such

Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Issuer, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange; (ii) trading of any securities issued or guaranteed by the Issuer or any of the Guarantors shall have been suspended on any exchange; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

9. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Issuer on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Issuer shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Issuer may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuer or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Issuer agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuer shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuer shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Issuer or the Guarantors, except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Issuer, the Guarantors or any non-defaulting Underwriter for damages caused by its default.

10. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Issuer and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing and filing under the Securities Act of the Registration Statement of the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information, and the Prospectus (including any exhibit, amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Issuer’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters in an amount not to exceed $5,000); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA and the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Issuer in connection with any “road show” presentation to potential investors; provided, that the Issuer will pay for only 50% of the expense of any chartered aircraft jointly used.

(b) If (i) this Agreement is terminated pursuant to clause (ii) of Section 8, (ii) the Issuer for any reason fails to tender the Securities for delivery to the Underwriters, or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement other than pursuant to clauses (i), (iii) or (iv) of Section 8 or Section 9, the Issuer and each of the Guarantors jointly and severally agree to reimburse the Underwriters for all documented out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Underwriter referred to in Section 7 hereof and The Williams Capital Group, L.P. in its capacity as a “qualified independent underwriter”. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuer, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of the Issuer, the Guarantors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Issuer, the Guarantors or the Underwriters.

13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” means, collectively, any “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X under the Exchange Act listed on Schedule 3 hereto and any other Guarantor listed on Schedule 2 hereto.

14. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuer and the Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15. Miscellaneous.

(a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities LLC on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities LLC shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 270-1063); Attention: Geoffrey Kirles. Notices to Parent, the Issuer and the Guarantors shall be given to them at c/o Delphi Corporation, 5725 Delphi Drive, Troy, Michigan 48098, (fax: (248) 813-2612); Attention: Keith Stipp.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each of Parent, the Issuer and the other parties hereto irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth in paragraph (b) above shall be effective service of process for any Related Proceeding brought in any Specified Court. Parent, the Issuer and the other parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

(e) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f) Judgment Currency. The Issuer and the Guarantors, jointly and severally, agree to indemnify the Underwriters against any loss incurred by the Underwriters as a result of any judgment or order being given or made against Parent for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party if such party had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon such party’s receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Issuer and each Guarantor shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to the Issuer or the applicable Guarantor an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters hereunder. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(g) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(h) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, DELPHI CORPORATION

By:	/s/Kevin P. Clark
Title: Senior Vice President and Chief FinancialOfficer

DELPHI AUTOMOTIVE PLC

By:	/s/Kevin P. Clark
Title: Executive Vice President and Chief FinancialOfficer

DELPHI HOLDINGS, LLC

DELPHI CONNECTION SYSTEMS, LLC

DELPHI INTERNATIONAL SERVICES COMPANY, LLC

DELPHI TECHNOLOGIES, INC.

DELPHI TRADE MANAGEMENT, LLC

DELPHI CONNECTION SYSTEMS HOLDING LLC

DELPHI PROPERTIES MANAGEMENT LLC

DELPHI MEDICAL SYSTEMS, LLC

DELPHI FINANCIAL HOLDINGS, LLC

By:	/s/David M. Sherbin
David M. Sherbin General Counsel and Secretary

DELPHI AUTOMOTIVE HOLDINGS US LIMITED DELPHI HOLDFI UK LIMITED

By:	/s/David M. Sherbin
David M. Sherbin General Counsel and Secretary

Accepted: February 14, 2013 J.P. MORGAN SECURITIES LLC For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ Geoffrey Kirles
Authorized Signatory

THE WILLIAMS CAPITAL GROUP, L.P.

By	/s/ Jonathan Levin
Name: Jonathan Levin Title: Principal

SCHEDULE 1

Underwriters	Principal Amount of the Securities
J.P. Morgan Securities LLC	$147,200,000
Deutsche Bank Securities Inc.	$147,200,000
Merrill Lynch, Pierce, Fenner and Smith	$147,200,000
Incorporated
Barclays Capital Inc.	$67,200,000
Citigroup Global Markets Inc.	$67,200,000
Goldman, Sachs & Co.	$67,200,000
PNC Capital Markets LLC	$51,200,000
Morgan Stanley & Co. LLC	$43,200,000
Credit Suisse Securities (USA) LLC	$19,200,000
RBS Securities Inc.	$19,200,000
SMBC Nikko Capital Markets Limited	$19,200,000
The Williams Capital Group, L.P.	$4,800,000

Total	$800,000,000

SCHEDULE 2

Guarantors

Name	Jurisdiction of Incorporation
Delphi Automotive LLP	United Kingdom
Delphi Automotive Holdings US Limited	Jersey
Delphi Holdings, LLC	Delaware
Delphi Automotive Systems, LLC	Delaware
Delphi Connection Systems, LLC	Delaware
Delphi International Services Company, LLC	Delaware
Delphi Technologies, Inc.	Delaware
Delphi Trade Management, LLC	Delaware
Delphi Connection Systems Holdings LLC	Delaware
Delphi Properties Management LLC	Delaware
Delphi Global Real Estate Services, LLC	Michigan
Delphi Medical Systems, LLC	Delaware
Delphi Automotive PLC	Jersey
Delphi Holdfi UK Limited	United Kingdom
Delphi Financial Holdings, LLC	Delaware

SCHEDULE 3

Significant Subsidiaries

Delphi Automotive LLP
Delphi Automotive Holdings US Limited
Delphi Intl Holdings LLP
Delphi Corporation
Delphi Holdings, LLC
Delphi International Holdings Sarl
Delphi Auto Svcs (Gibraltar) Ltd
Delphi Automotive Systems, LLC
Delphi International S.a.r.l.
Delphi Netherlands Holding BV
Delphi Latin America S.a.r.l.
Delphi Automotive Systems Singapore Pte Ltd.
Delphi France Holding SAS
Delphi France SAS

ANNEX A

Additional Time of Sale Information

1. Term sheet containing the terms of the Securities, substantially in the form of Annex B.

ANNEX B

[See Attached]

Filed Pursuant to Rule 433

Registration Statement No. 333-185558

Pricing Term Sheet

Delphi Corporation

Pricing Term Sheet

Issuer:	Delphi Corporation
Size:	$800,000,000
Maturity:	February 15, 2023
Coupon:	5.00%
Price:	100% of face amount
Yield to maturity:	5.00%
Spread to Benchmark Treasury:	305 bps
Benchmark Treasury:	UST 1.625% due November 15, 2022
Interest Payment Dates:	February 15 and August 15, commencing August 15, 2013

Redemption Provisions:
First call date:	February 15, 2018
Make-whole call	Before the first call date at a discount rate of Treasury plus 50 basis points
Redemption prices:	Commencing February 15, 2018: 102.500% Commencing February 15, 2019: 101.667% Commencing February 15, 2020: -100.833% Commencing February 15, 2021: 100%
Redemption with proceeds of equity offering	Prior to February 15, 2016, up to 35% may be redeemed at 105.000%
Gross Proceeds	$800,000,000
Underwriting Discount	1.300% per note, $10,400,000 in the aggregate
Net Proceeds before expenses	$789,600,000
Settlement:	T+3; February 14, 2013
CUSIP:	247126 AH8
ISIN:	US247126AH80
Minimum denomination	$2,000 and integral multiples of $1,000 in excess thereof

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan toll-free at (866) 846-2874.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg email or another communication system.

ANNEX C

Form of Opinion of Counsel for the Issuer and the Guarantors

1.	The Issuer and each Guarantor that is a corporation or a limited liability company organized or formed under the laws of the state of Delaware (each an “Opinion Guarantor”) is validly existing as a corporation or limited liability company in good standing under the laws of the State of Delaware and has the corporate or limited liability company power and authority to enter into the Underwriting Agreement and the Indenture and to perform its obligations thereunder.

2.	The Underwriting Agreement has been duly authorized, executed and delivered by the Issuer and each Opinion Guarantor.

3.	The Notes have been duly authorized by the Issuer and when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and will be entitled to the benefits of the Indenture; provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law or (y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

4.	The Indenture has been duly authorized, executed and delivered by the Issuer and each Opinion Guarantor. Assuming the due authorization, execution and delivery of the Indenture by each Guarantor (other than the Opinion Guarantors), the Indenture is a valid and binding agreement of the Issuer and each Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability; provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law or (y) (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of any Guarantor’s obligation.

5.	Neither the Issuer nor any Guarantor is, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

6.	The execution and delivery by the Issuer and each Guarantor of the Indenture, the Notes (in the case of the Issuer) and the Underwriting Agreement (collectively, the “Documents”) will not contravene (i) the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware or any provision of the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents, provided that we express no opinion as to federal or state securities laws, (ii) the certificate of incorporation, certificate of formation, limited liability agreement or by-laws of the Issuer or any Opinion Guarantor, or (iii) any agreement that is specified in Annex A hereto.

7.	No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware, the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents, is required for the execution, delivery and performance by the Issuer or each Guarantor of its respective obligations under the applicable Documents, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

C-2